RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel:) 206.310.5323

Radient Pharmaceuticals Receives Non-Compliance Notice From NYSE AMEX

(TUSTIN, CA) May 26, 2011/Marketwire – Radient Pharmaceuticals Corporation “RPC” or the “Company” (NYSEAMEX:RPC), a developer and global marketer of In Vitro Diagnostic (IVD) cancer tests, announced today that RPC received a letter dated May 24, 2011 from NYSE Amex (the "Exchange") stating that because RPC did not file its first quarter report on Form 10‐Q for the quarter ended March 31, 2011 (the “Form 10-Q”) on or before May 23, 2011, RPC is not compliant with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) and has violated its listing agreement with the Exchange, pursuant to which the Exchange is authorized to suspend and remove RPC’s securities from the Exchange pursuant to Section 1003(d) of the Company Guide. Upon the occurrence of such noncompliance, the Exchange is required to issue a deficiency letter to the subject issuer and the Exchange rules require the subject issuer to publicly announce receipt of same.

As RPC publicly announced in its April 21, 2011 press release, the Exchange’s Listing Qualifications Panel (the “Panel”) decided to grant RPC’s request for additional time (until June 23, 2011) to demonstrate and regain compliance with the Exchange’s continued listing requirements. Although the Form 10-Q was not due at the time of the Panel’s decision, the Exchange’s Staff is similarly granting the Company until June 23, 2011 to file the Form 10-Q to demonstrate compliance with the subject listing standards. If we fail to regain compliance by such time, the Exchange will continue with delisting proceedings. As previously disclosed, the Company is diligently working toward filing the Form 10-Q on or before June 7, 2011, however, there can be no assurance that it will be able to do so.

By filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 on May 25, 2011, RPC satisfied the Panel’s requirement to file such report before the compliance deadline.

The following chart is intended to provide latest information on RPC’s business metrics.

RPC’s Business Metrics
Cash on hand: $2.2million* *Approximate amount as of May 23, 2011
Shares Outstanding: 117 million* *Approximate number as of May 23, 2011 and there are 200 million shares fully authorized.
Outstanding Warrants & Options: 37.82 million* *Approximate number as of May 23, 2011

For additional information on Radient Pharmaceuticals Corporation and its products please visit: www.radient-pharma.com or send an e-mail to info@radient-pharma.com. For Investor Relations contact Kristine Szarkowitz at ir@radient-pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® cancer test kit for colo-rectal cancer treatment and recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease-state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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